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                                                                    EXHIBIT 99.1





                        CONSENT OF ALLIANT PARTNERS LLP


        We hereby consent to the use of our name in the Registration Statement and in the Prospectus included therein.



June 26, 1998

                                                /s/ JAMES L. KOCHMAN
                                                ------------------------
                                                    James L. Kochman